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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                                 $6,700,000,000

                        PACIFIC GAS AND ELECTRIC COMPANY

                $600,000,000 3.60% FIRST MORTGAGE BONDS DUE 2009 $500,000,000 4.20% FIRST MORTGAGE BONDS DUE 2011
               $1,000,000,000 4.80% FIRST MORTGAGE BONDS DUE 2014
               $3,000,000,000 6.05% FIRST MORTGAGE BONDS DUE 2034

           $1,600,000,000 FLOATING RATE FIRST MORTGAGE BONDS DUE 2006

                             UNDERWRITING AGREEMENT

                                                                  March 18, 2004

LEHMAN BROTHERS INC.
UBS SECURITIES LLC
  As Representatives of the Underwriters
  named in Schedule I hereto,
c/o Lehman Brothers Inc.
745 Seventh Ave.
New York, New York  10019

Dear Sirs:

                  Pacific Gas and Electric Company, a California corporation (the "COMPANY"), proposes to issue and sell $600,000,000 aggregate principal amount of its 3.60% First Mortgage Bonds due 2009 (the "3.60% BONDS DUE 2009"), $500,000,000 aggregate principal amount of its 4.20% First Mortgage Bonds due 2011 (the "4.20% BONDS DUE 2011"), $1,000,000,000 aggregate principal amount of its 4.80% First Mortgage Bonds due 2014 (the "4.80% BONDS DUE 2014"), $3,000,000,000 aggregate principal amount of its 6.05% First Mortgage Bonds due 2034 (the "6.05% BONDS DUE 2034") and $1,600,000,000 aggregate principal amount of its Floating Rate First Mortgage Bonds due 2006 (the "FLOATING RATE BONDS DUE 2006" and, together with the 3.60% Bonds due 2009, the 4.20% Bonds due 2011, the 4.80% Bonds due 2014 and the 6.05% Bonds due 2034, the "BONDS") to Lehman Brothers Inc. and UBS Securities LLC (the "REPRESENTATIVES") and the other underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Bonds will be issued pursuant to an Indenture of Mortgage, dated as of March 11, 2004, and the First Supplemental Indenture thereto, dated as of March 23, 2004 (together, the "INDENTURE"), between the Company and BNY Western Trust Company, as Trustee (the "TRUSTEE"). This agreement (this "AGREEMENT") is to confirm the agreement concerning the purchase of the Bonds from the Company by the Underwriters.

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                  Until the Release Date (as defined in the Indenture), the
Bonds will be secured as to payment of principal and interest by a lien on the Mortgaged Property (as defined in the Indenture) to the extent provided in the Indenture. On and after the Release Date, the Bonds will cease to be secured by the lien on the Mortgaged Property and will become unsecured obligations of the Company.

                  As of the Closing Date (as defined below), the Company's Plan of Reorganization, dated July 31, 2003, as modified by modifications dated November 6, 2003 and December 19, 2003 and as modified by the Order dated February 27, 2004 and the Order dated March 15, 2004, Approving Technical Modification to Plan of Reorganization re: the Effective Date and Supplementing Confirmation Order to Include Such Modification, and all exhibits and supplements thereto (the "PLAN"), will not yet be effective. Therefore, on or prior to the Closing Date, the Company and the Trustee will enter into an escrow deposit and disbursement agreement (the "ESCROW AGREEMENT") with BNY Western Trust Company, as escrow agent (the "ESCROW AGENT"), pursuant to which the Company will deposit into an escrow account (i) cash in an amount equal to the aggregate principal amount of the Bonds; (ii) cash in an amount equal to the maximum interest that could accrue on the Bonds through the date of mandatory redemption; and (iii) cash sufficient to pay the redemption premiums on the Bonds. The Escrow Agent will release the escrowed proceeds upon satisfaction of certain conditions. Upon release, all or substantially all the funds deposited in the escrow account will be used to pay allowed claims under the Plan.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The registration statement on Form S-3 (File No. 333-109994) with respect to the Bonds (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) has been filed with the Commission under the Securities Act, (iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post effective amendment and (iv) no stop order suspending the effectiveness of such registration statement or any Rule 462(b) registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "EFFECTIVE TIME" means the most recent date and the time as of which registration statement No. 333-109994, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means the prospectus included in such registration statement, or amendments thereof, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Company that omitted information required by Rule 430A or 434 of the Rules and Regulations or other information to be included upon pricing

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in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the
Rules and Regulations ("RULE 424(b)"), that was used after such effectiveness and prior to the execution and delivery of this Agreement; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) in accordance with Section 4(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "PROSPECTUS" means the form of prospectus relating to the Bonds (including the prospectus supplement), as first used to confirm sales of the Bonds; and "DESCRIBED IN THE PROSPECTUS" or "DISCLOSED IN THE PROSPECTUS" means described or disclosed, as applicable, in the Prospectus or any document incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Securities Act before the offering of the Bonds may commence, the term "REGISTRATION STATEMENT" as used in this Agreement includes such registration statement, as the same may be amended from time to time. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. For purposes of this Section l, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

                  (b) If the Effective Date is on or before the date of this Agreement, (i) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or are first used to confirm sales of the Bonds, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the first date of its use to confirm sales of the Bonds, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, (i) the Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective or are first used to confirm sales of the Bonds, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not

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misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the date on which the Prospectus and any amendment or supplement thereto is first used to confirm sales of the Bonds, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters, expressly for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

                  (c) Deloitte & Touche LLP, whose report is included or incorporated by reference in the Prospectus, are independent certified public accountants with respect to the Company and its subsidiaries (as defined in Section 13 hereof), as required by the Securities Act and the Rules and Regulations. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all materials respects the information required to be stated therein.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under this Agreement, the Indenture, the Escrow Agreement and the Bonds; and the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or other), results of operations, business or properties of the Company or (ii) the authority or the ability of the Company to enter into or perform its obligations under this Agreement, the Indenture, the Escrow Agreement or the Bonds ("MATERIAL ADVERSE EFFECT").

                  (e) The Company does not have any direct or indirect Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X).

                  (f) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may reasonably be expected to materially affect, the condition (financial or other), results of operations, business or properties of the Company from the respective dates as of which information is given in the Prospectus.

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                  (g)      (i) The execution or delivery of this Agreement by
the Company, (ii) the consummation of the transactions contemplated hereby,
(iii) the execution and delivery of the Indenture, the Bonds and the Escrow Agreement by the Company and (iv) the compliance by the Company with all of the provisions of this Agreement, the Indenture, the Bonds and the Escrow Agreement,
(A) will not result in a breach or violation of the articles of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its subsidiaries, (B) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or to which any of its properties is subject and (C) none of the actions set forth in clauses (i),
(ii), (iii) or (iv) above or the performance by the Company of its obligations hereunder or under the Indenture, the Bonds or the Escrow Agreement will violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries (other than the lien of the Indenture), except in the case of clause (B), as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and except for such defaults that will be cured or waived as of the effective date of the Plan. Except for permits, consents, approvals and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained or as to which the failure to obtain is not reasonably likely to result in a Material Adverse Effect, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights or remedies generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal and state securities laws and principles of public policy.

                  (i) The Escrow Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights or remedies generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (j) (i) Except for payment obligations (including dividend and sinking fund obligations) in respect of the Company's outstanding preferred stock, the Company is not in violation of its articles of incorporation or by- laws or other governing documents, (ii) neither the Company nor any of its subsidiaries is in default and no event has occurred which, with notice or

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lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for such defaults that will be cured or waived as of the effective date of the Plan and any such defaults that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (iii) neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for any such violations or failures that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (k) The Indenture has been duly and validly authorized by the Company and when executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) the matters described in the Prospectus under "Description of the Senior Secured Bonds -- Certain Aspects of a Mortgage" and (iv) applicable regulatory requirements (including the approval of the California Public Utilities Commission (the "CPUC")). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (l) The Bonds have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) the matters described in the Prospectus under "Description of the Senior Secured Bonds -- Certain Aspects of a Mortgage" and (iv) applicable regulatory requirements (including the approval of the CPUC), and the Bonds conform, or will conform, to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Bonds as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company as of December 31, 2003 included in the Prospectus is as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are

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fully paid and non-assessable (except for director's qualifying shares, if any, or as otherwise disclosed in the Prospectus) and are owned directly or indirectly by PG&E Corporation, free and clear of all liens, encumbrances, equities, claims or adverse interests other than as disclosed in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Bonds to be sold by the Company hereunder has been validly and sufficiently taken.

                  (m) Except as set forth in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect or which is required to be disclosed in the Prospectus and is not disclosed.

                  (n) The documents incorporated by reference into each Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (o) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Bonds to facilitate the sale or resale of the Bonds.

                  (p) The conditions for the Company's use of Form S-3 for filing the Registration Statement, as set out in the general instructions to such form, have been satisfied.

                  (q) The Company is not, nor after giving effect to the offering and sale of the Bonds and the application of the proceeds therefrom as described in the Prospectus will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (r) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"), as a "holding company," or as a "subsidiary company," "affiliate" or "associate company" of a "registered holding company," within the meaning of PUHCA. The issuance of the Bonds will not violate any provisions of PUHCA or any rule, regulation or order thereunder.

                  (s) The Company has good and valid title to all real property and all personal property owned by it, in each case free and clear of all liens, encumbrances, equities or claims except such as are described in the Prospectus, are permitted by the Indenture or are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to

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be made of such property by the Company or have a material adverse effect on (i)
the condition (financial or other), results of operations or business of the Company or (ii) the authority or the ability of the Company to enter into or perform its obligations under this Agreement, the Indenture, the Escrow
Agreement or the Bonds; and all real property and buildings held under material leases by the Company are held by them under leases that will be valid, enforceable and in good standing as of the effective date of the Plan, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company.

                  (t) The Company has good and valid title to all real property and all personal property subject to the liens of the Indenture, in each case free and clear of all liens, encumbrances, equities or claims (i) except for such liens, encumbrances, equities or claims as are described in the Prospectus or are permitted by the Indenture and (ii) except for such defects in title as are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to be made of such property by the Company, materially impair the liens of the Indenture or have a material adverse effect on (x) the condition (financial or other), results of operations or business of the Company or (y) the authority or the ability of the Company to enter into or perform its obligations under this Agreement, the Indenture, the Escrow Agreement or the Bonds; and all real property and buildings which are leased by the Company and are subject to the liens of the Indenture are held by it under leases that are valid, enforceable and in good standing as of the effective date of the Plan, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company.

                  (u) Other than (i) the financing statements filed in connection with the First and Refunding Mortgage, dated as of December 1, 1920, between the Company and BNY Western Trust Company, as successor trustee, as heretofore amended and supplemented and (ii) the financing statements filed or to be filed on the Closing Date in favor of the Trustee (which financings statements are identified on Schedule II hereto), no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the property subject to the liens of the Indenture is on file in any filing or recording office except for financing statements filed in connection with Permitted Liens (as defined in the Indenture).

                  (v) When executed and delivered to the Trustee on or prior to the Closing Date, the Indenture will be effective to grant and create, in favor of the Trustee, a valid and enforceable security interest in such of the Mortgaged Property (as defined in the Indenture) in which a security interest can be granted and created under Division 9 of the California Commercial Code and upon the filing of the financing statements filed or to be filed on the Closing Date and identified on Schedule II hereto, such security interest will be perfected under the California Commercial Code in such of the Mortgaged Property described in such financing statements in which a security interest can be perfected by the filing of a financing statement under the California Commercial Code.

                  (w) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company (i) has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made

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in order to continue such insurance and (ii) has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that is not reasonably likely to have a Material Adverse Effect.

                  (x) Except as otherwise set forth in the Prospectus, the Company has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities (whether domestic or foreign) and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect (each such Authorization, a "MATERIAL AUTHORIZATION"). Each Material Authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, except where the failure to be valid and in full force and effect or to be in such compliance is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. No event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization; and such Authorizations contain no restrictions that are burdensome to the Company, except where such revocation, suspension, termination or other impairment or such restrictions, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  (y) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others with respect to any of such Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (z) Except as otherwise set forth in the Prospectus, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in

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ERISA) for which the Company has any liability; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan;" the Company has not incurred, and does not expect to incur, within the next five calendar years, liability under Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); the Company has not incurred and does not expect to incur liability under
Section 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (bb) The Company has filed (or has obtained extension for filing) all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company in accordance with generally accepted accounting principles. Except as described in the Prospectus, no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if reasonably expected to be determined adversely to the Company, would result in), individually or in the aggregate, a Material Adverse Effect.

                  (cc) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer (or persons performing similar functions) by others within these entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects to perform the functions for which they were established.

                  (dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (ff) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                  (hh) The industry and market-related data and estimates included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (ii) The Settlement Agreement, dated December 19, 2003 (the "SETTLEMENT AGREEMENT"), among the Company, PG&E Corporation and the CPUC, has been duly authorized, executed and delivered by the Company and PG&E Corporation, is a valid and binding agreement of the Company and PG&E Corporation, as applicable, and is enforceable against the Company and PG&E Corporation, as applicable, in accordance with its terms except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights or remedies generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Settlement Agreement conforms, or will conform, in all material respects to the description thereof in the Registration Statement and the Prospectus. The CPUC has authorized the Settlement Agreement. The

Settlement Agreement has not been modified in any material way since December 19, 2003 and remains in full force and effect. The CPUC has authorized the issuance and sale by the Company of the Bonds, and such authorization is in full force and effect and sufficient for the issuance and sale of the Bonds to the Underwriters.

                  (jj) Except as set forth in the Prospectus, the Company is in compliance with all conditions set forth by the CPUC in any decisions of the CPUC which impose requirements or conditions on the Company, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

                  (kk) The Plan has been duly authorized by the Company and PG&E Corporation, and the description thereof in the Registration Statement and the Prospectus is accurate in all material respects. The United States Bankruptcy Court for the Northern District of California, San Francisco Division (the "BANKRUPTCY COURT"), has issued an order confirming the Plan (the "CONFIRMATION ORDER"). Except for the modification set forth in the Order of the Bankruptcy Court dated February 27, 2004 and the Order dated March 15, 2004, Approving Technical Modification to Plan of Reorganization re: the Effective Date and Supplementing Confirmation Order to Include Such Modification (the "FEBRUARY/MARCH BANKRUPTCY ORDERS"), the Plan has not been modified in any material way or withdrawn since the date of its confirmation by the Bankruptcy Court. All conditions to the effectiveness of the Plan will have been satisfied or waived on the Closing Date, other than the conditions precedent set forth in Sections 8.2(f) and 8.2(h) of the Plan.

                  2. Purchase of the Bonds by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.903% of the principal amount of 3.60% Bonds due 2009, 99.740% of the principal amount of 4.20% Bonds due 2011, 99.847% of the principal amount of 4.80% Bonds due 2014, 99.512% of the principal amount of 6.05% Bonds due 2034 and 100% of the principal amount of the Floating Rate Bonds due 2006, in each case plus accrued interest, if any, from March 23, 2004, the principal amount of each series of the Bonds set forth opposite such Underwriter's name in Schedule I hereto. The Company agrees to pay to the Underwriters an underwriting fee of $43,475,000. The Underwriters propose to offer the Bonds to the public as set forth in the Prospectus.

                  3. Delivery of and Payment for Bonds. Delivery of the Bonds shall be made at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on March 23, 2004 or on such later date not more than three Business Days after the foregoing date as shall be determined by you and the Company (the "CLOSING DATE").

                  Delivery of the Bonds shall be made to you by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Bonds shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct. Delivery of the Bonds at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                  4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                  (a) If the Effective Date is on or before the date of this Agreement, the Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. The Company shall advise you, promptly after it receives notice thereof, of the time when, if the Effective Date is on or before the date of this Agreement, any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Bonds; and the Company shall not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Bonds by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed; provided, however, that the Company may file any such amendment, supplement or document without any such consent if in the judgment of the Company and its counsel such filing is necessary to comply with law and the Company gives notice to the Underwriters of such amendment, supplement or filing promptly in advance of, or contemporaneous with, making the amendment, supplement or filing. The Company shall advise you promptly of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Bonds for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use every reasonable effort to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                  (b) The Company shall furnish to each of you and to counsel for the Underwriters copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus), in each case as soon as available, within enough time to allow proper delivery of such documents by the Underwriters, and in such quantities as you may from time to time reasonably request.

                  (c) Within the time during which the Prospectus relating to the Bonds is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Bonds as contemplated by the provisions hereof and by the Prospectus. If, during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus or file any document to comply with the Securities Act, the Company shall promptly notify you and shall, subject to Section 4(a) above, amend the Registration Statement or supplement the Prospectus or file any document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

                  (d) Unless publicly available via EDGAR, as soon as practicable, the Company shall make generally available to its security holders (and shall deliver to the Representatives) an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

                  (e) Whether or not this Agreement becomes effective or is terminated or the sale of the Bonds to the Underwriters is consummated, the Company shall, subject to the terms of any applicable Bankruptcy Court order (provided that, under no circumstances, shall the Underwriters be responsible for the fees and expenses set forth in clauses (A) through (H) below), pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company's accountants) incurred in connection with the preparation, printing, filing, delivery, recording and shipping, as applicable, of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the "Form T-1") and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement and Blue Sky Memoranda, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Bonds (including the cost of printing the Bonds), (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Bonds under state securities or Blue Sky laws, (D) any fees required to be paid to rating agencies incurred in connection with the rating of the Bonds, (E) any fees incurred in connection with any review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Bonds, (F) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee,
(G) any fees in connection with filings required in order to perfect the interests of the Trustee in the Mortgaged Property (as defined in the Indenture) and (H) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. If the sale of the Bonds provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to
Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled or if the Underwriters shall decline to purchase the Bonds for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 7 or if the Underwriters terminate this Agreement under clause (iv), (v) or (vi) of Section 8(b) of this Agreement), the Company shall, subject to the terms of any applicable Bankruptcy Court order, reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Bonds or in contemplation of the performance by them of their obligations hereunder. In addition, the Company shall, subject to the terms of any applicable Bankruptcy Court order, pay all fees and disbursements of the Underwriters' counsel incurred in connection with the transactions contemplated by this Agreement on and prior to February 2, 2004 and the first $1,000,000 of fees and disbursements of the Underwriters' counsel incurred in connection with the transactions contemplated by this Agreement after February 2, 2004. Thereafter, the Company shall pay 50% of all such fees and disbursements of the Underwriters' counsel.

                  (f) Unless publicly available via EDGAR, during the period of one year from the Closing Date, the Company shall furnish to the Underwriters copies of all reports or other communications furnished to shareholders as a group and copies of any reports or financial statements furnished to or filed with the Commission and the Company shall furnish to the Underwriters copies of all reports and other communications furnished to the Bond holders.

                  (g) Until termination of the offering of the Bonds, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

                  (h) The Company will apply the net proceeds from the sale of the Bonds as set forth in the Escrow Agreement and the Prospectus.

                  (i) The Company will, from the Closing Date to the Release Date (as defined in the Indenture), maintain and preserve its title to the Mortgaged Property (as defined in the Indenture) and the lien of the Indenture, subject to the terms of the Indenture.

                  (j) Promptly from time to time the Company will take such action as the Representatives may reasonably request to qualify the Bonds for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Bonds; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (k) Until the 30th day following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities of the Company in the same market as the Bonds.

                  5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date, unless another date is specified in such representation or warranty), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Bonds for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

                  (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Representatives, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of the Representatives, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) On the Closing Date, you shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions with respect to the validity of the Bonds and other related matters as you may reasonably request and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (d) On the Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Orrick, Herrington & Sutcliffe LLP, counsel for PG&E Corporation, dated the Closing Date and in form and substance satisfactory to the Underwriters, substantially in the form of Annex I hereto.

                  (e) On the Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Dewey Ballantine LLP, special bankruptcy counsel for PG&E Corporation, dated the Closing Date and in form and substance satisfactory to the Underwriters, substantially in the form of Annex II hereto.

                  (f) On the Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of the Senior Vice President and General Counsel of PG&E Corporation, dated the Closing Date and in form and substance satisfactory to the Underwriters, substantially in the form of Annex III hereto.

                  (g) There shall have been furnished to you a certificate, dated the Closing Date and addressed to you, signed by the Chairman of the Board or the President or any Senior Vice President and by the Chief Financial Officer of the Company to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date (unless such representation or warranty expressly refers to another date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened; (iii) all filings required by Rule 424(b) and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and, to their knowledge after reasonable investigation, such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed and (vi) no event contemplated by subsection (h) of this Section 5 has occurred.

                  (h) Since the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and in the Prospectus (exclusive of any supplement thereto filed subsequent to the date hereof), neither the Company nor any of its subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and its subsidiaries taken as a whole, nor shall there have been a material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Bonds.

                  (i) On the date hereof and the Closing Date you shall have received letters from Deloitte & Touche LLP, dated respectively the date hereof and the Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus as of a date not more than five days prior to the date of such letter, provided that such date shall be after the date of the Prospectus), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and, with respect to the letter delivered on the Closing Date, confirming the conclusions and findings set forth in such prior letter.

                  (j) You shall have been furnished by the Company such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

                  (k) At the time of the Closing, the Company shall have received written confirmation from Moody's Investors Service and Standard & Poor's Corporation, as applicable, that on or prior to the effective date of the Plan, the Company's senior debt will have a rating of at least Baa3 by Moody's Investors Service and BBB- by Standard & Poor's Corporation. Since the date hereof, there shall not have occurred any downgrading with respect to any debt securities of the Company by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

                  (l) The Company shall have good and valid title to, or valid leasehold interests in, all real property and all personal property subject to the liens of the Indenture, in each case free and clear of all liens, encumbrances, equities or claims (i) except for such liens, encumbrances, equities or claims as are described in the Prospectus or are permitted by the Indenture and (ii) except for such defects in title as are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to be made of such property by the Company, materially impair the liens of the Indenture or have a material adverse effect on (x) the condition (financial or other), results of operations or business of the Company or (y) the authority or the ability of the Company to enter into or perform its obligations under this Agreement, the Indenture, the Escrow Agreement or the Bonds.

                  (m) Other than (i) the financing statements, fixture filings or other instruments similar in effect under any applicable law filed in connection with the First and Refunding Mortgage, dated as of December 1, 1920, between the Company and BNY Western Trust Company, as successor trustee, as heretofore amended and supplemented and (ii) the financing statements filed or to be filed on the Closing Date in favor of the Trustee (which financings statements are identified on Schedule II hereto), no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the property subject to the liens of the Indenture shall be on file in any filing or recording office except for financing statements, fixture filings or other instruments similar in effect under any applicable law filed in connection with Permitted Liens (as defined in the Indenture).

                  (n) A first priority security interest, subject to Permitted Liens (as defined in the Indenture) in the Mortgaged Property (as defined in the Indenture) in favor of the Trustee shall have been perfected as of the Closing Date.

                  (o) The Settlement Agreement and Escrow Agreement shall be in full force and effect.

                  (p) The Bankruptcy Court shall not have withdrawn its order confirming the Plan and, except as specified in the February/March Bankruptcy Orders, the Plan shall not have been modified in any material way or withdrawn since the date of its confirmation by the Bankruptcy Court. All conditions to the effectiveness of the Plan shall have been satisfied or waived except for the closing of the sale of the Bonds under this Agreement and the conditions precedent set forth in Sections 8.2(f) and 8.2(h) of the Plan.

                  (q) On or prior to the Closing Date, (i) no stay of the Confirmation Order shall have been granted and (ii) no appeal of the Bankruptcy Court's denial of a stay of the Confirmation Order or other legal or governmental action challenging the Plan or the confirmation thereof or the consummation of the transactions contemplated thereby or the offering of the Bonds by the Underwriters shall have been filed on or after the date hereof, the effect of which, in the reasonable judgment of the Representatives, makes it inadvisable or impracticable to proceed with the offering or delivery of the Bonds on the terms and in the manner contemplated in the Prospectus.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by facsimile or telephone and confirmed in writing.

                  6. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or (B) any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "MARKETING MATERIALS"), (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or in any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Bonds or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company will not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); and shall reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that (I) the Company shall not be liable under this paragraph 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented and (II) with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any

Preliminary Prospectus, the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of an Underwriter (or its directors, officers and employees and each person, if any, which controls such Underwriter within the meaning of the Securities Act) from whom the person asserting any such losses, claims, damages or liabilities purchased Bonds if (A) other than as a result of noncompliance by the Company with Section 4(b) hereof, a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Bonds to such person and (B) the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or (B) any Marketing Materials or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter expressly for use therein.

                  (c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection
(a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters shall have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters shall have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm or attorney (in addition to one local counsel) at any one time for all such indemnified parties in connection with any one action or separate but substantially similar or related action in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Bonds or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) above).

                  (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 6, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  7. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of the Bonds which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of the Bonds set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Bonds less the principal amount of the Bonds the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Bonds which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Bonds if the total principal amount of the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 10% of the total principal amount of the Bonds, and any non-defaulting Underwriters shall not be obligated to purchase more than 110% of the principal amount of the Bonds set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Bonds. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Bonds that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter pursuant to this Section 7.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the non defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Bonds of a defaulting Underwriter, either you or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

                  8. Effective Date and Termination. (a) This Agreement shall become effective (i) if the Effective Date is on or before the date of this Agreement, at 11:00 A.M., New York City time, on the next Business Day following the date hereof, (ii) if the Effective Date is after the date of this Agreement, at 11:00 A.M., New York City time, on the first full Business Day (as defined in Section 13 hereof) following the Effective Date or (iii) at such earlier time after the Registration Statement becomes effective as you shall first release the Bonds for sale to the public. You shall notify the Company immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Company except that the provisions of
Section 4(e) and Section 6 hereof shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Bonds for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Bonds to securities dealers or release for publication a newspaper advertisement relating to the Bonds, whichever occurs first.

                  (b) Until the Closing Date, this Agreement may be terminated by the Representatives by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) trading in the Preferred Stock of the Company shall have been suspended by the Commission or the American Stock Exchange, (iv) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction or there shall have been a material disruption in the settlement of securities which, in the judgment of the Representatives, make it inadvisable or impractical to proceed with the offering or delivery of the Bonds, or a banking moratorium is declared by either federal or New York State authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or an act of terrorism shall have occurred which, in the judgment of the Representatives, make it inadvisable or impracticable to proceed with the offering or delivery of the Bonds or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Representatives, make it inadvisable or impracticable to proceed with the offering or delivery of the Bonds. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 6 hereof.

                  Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

                  9. Survival of Certain Provisions. The agreements contained in Section 6 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof shall survive the delivery of the Bonds to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  10. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by facsimile addressed to the Company at One Market, Spear Tower, San Francisco, CA 94105,
Attention: General Counsel (fax number: 415-267-7257); (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing or by telegraph addressed to you in care of Lehman Brothers Inc., 745 Seventh Ave, New York, New York 10019,
Attention: Debt Capital Markets, Power Group (fax number: 212-526-0943), with a copy to the General Counsel, and in care of UBS Securities LLC, 677 Washington Blvd. Stamford, Connecticut 06901, Attention: Fixed Income Syndicate (fax number: 203-719-0495), with a copy to the General Counsel.

                  11. Information Furnished by Underwriters. The Underwriters severally confirm that the information appearing in the list of names of, and principal amount of Bonds to be purchased by, each of the Underwriters, under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus, and the second sentence contained in the sixth paragraph and the statements contained in the third, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraph (b) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

                  12. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Definition of "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and
(b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

                  15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  17. Entire Agreement. This Agreement, including the Schedules and Annexes attached hereto and the other agreements, documents and certificates to be delivered at the Closing pursuant to this Agreement, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

                                          Very truly yours,

                                          PACIFIC GAS AND ELECTRIC COMPANY

                                          By: /s/ Kent M. Harvey
                                             -----------------------------------
                                          Name:  Kent M. Harvey
                                               ---------------------------------
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer
                                                --------------------------------

Confirmed and accepted as of
the date first above mentioned

LEHMAN BROTHERS INC.
UBS SECURITIES LLC

By:  LEHMAN BROTHERS INC.
     AS REPRESENTATIVE OF THE UNDERWRITERS

By:  /s/ James W. Merli
     --------------------------------------
     Name: James W. Merli
           --------------------------------
     Title: Managing Director
           --------------------------------

By:  UBS SECURITIES LLC
     AS REPRESENTATIVE OF THE UNDERWRITERS

By:  /s/ Kimberly Blue
     --------------------------------------
     Name: Kimberly Blue
           --------------------------------
     Title: Managing Director
            -------------------------------

By:  /s/ Scott D. Whitney
     --------------------------------------
     Name: Scott D. Whitney
           --------------------------------
     Title: Director
            -------------------------------



                     [Underwriting Agreement Signature Page]

                                   SCHEDULE I

                   Underwriting Agreement dated March 18, 2004

                                        Principal      Principal                         Principal
                                        Amount of      Amount of        Principal         Amount of     Principal Amount
                                       3.60% Bonds    4.20% Bonds     Amount of 4.80%  6.05% Bonds due   of Floating Rate
                                     due 2009 to be  due 2011 to be   Bonds due 2014     2034 to be     Bonds due 2006 to
            Underwriter                Purchased       Purchased     to be Purchased      Purchased       be Purchased
------------------------------------ --------------  --------------  ----------------  ---------------  -----------------
Lehman Brothers Inc................. $  234,825,000  $  195,687,000  $    391,374,000  $ 1,174,123,000  $     626,199,000
UBS Securities LLC.................. $  234,825,000  $  195,687,000  $    391,374,000  $ 1,174,123,000  $     626,199,000
Citigroup Global Markets Inc. ...... $   30,000,000  $   25,000,000  $     50,000,000  $   150,000,000  $      80,000,000
Banc One Capital Markets, Inc. ..... $   18,000,000  $   15,000,000  $     30,000,000  $    90,000,000  $      48,000,000
Credit Suisse First Boston LLC...... $   18,000,000  $   15,000,000  $     30,000,000  $    90,000,000  $      48,000,000
ABN AMRO Incorporated............... $   12,000,000  $   10,000,000  $     20,000,000  $    60,000,000  $      32,000,000
Barclays Capital Inc. .............. $   12,000,000  $   10,000,000  $     20,000,000  $    60,000,000  $      32,000,000
BNP Paribas Securities Corp. ....... $   12,000,000  $   10,000,000  $     20,000,000  $    60,000,000  $      32,000,000
Deutsche Bank Securities Inc. ...... $   12,000,000  $   10,000,000  $     20,000,000  $    60,000,000  $      32,000,000
BNY Capital Markets, Inc. .......... $    3,000,000  $    2,500,000  $      5,000,000  $    15,000,000  $       8,000,000
Blaylock & Partners, L.P. .......... $    6,675,000  $    5,563,000  $     11,126,000  $    33,377,000  $      17,801,000
Siebert Brandford Shank & Co. LLC... $    6,675,000  $    5,563,000  $     11,126,000  $    33,377,000  $      17,801,000

Total............................... $  600,000,000  $  500,000,000  $  1,000,000,000  $ 3,000,000,000  $   1,600,000,000
                                     ==============  ==============  ================  ===============  =================

                                   SCHEDULE II

         A UCC-1 financing statement naming the Company as debtor and the Trustee as secured party and describing the Mortgaged Property as collateral, to be filed with the California Secretary of State.

                                       28